                                                                      EXHIBIT 11

                        CAPITOL COMMUNITIES CORPORATION

                       Computation of Earnings Per Share

                               Nine Months Ended
                                   June 30,


                                                         1998          1997
                                                     -----------    ----------
Shares Outstanding Beginning                           7,312,000     7,000,000
 Of Period

Shares Issued During Period
   October 7, 1996                                                      38,000
   November 12, 1996                                                   150,000
   April 17, 9997                                                      (38,000)
   April 25, 1997                                                      (19,000)
   May 7, 1997                                                         (19,000)
   October 7, 1997                                        38,000
   October 20, 1997                                       20,000
   October 28, 1997                                      (19,000)
   December 31, 1997                                      33,500
   April 2, 1998                                          35,000
   April 17, 1998                                       (700,000)
   April 30, 1998                                         50,000
                                                     -----------    ----------

Total Outstanding                                      6,769,500     7,112,000

Weighted average number of                             7,205,559     7,144,747
 shares outstanding

Shares deemed outstanding from
 assumed exercise of stock options                             -             -
                                                     -----------    ----------
Total                                                  7,205,559     7,144,747
                                                     ===========    ==========

Earnings (loss) applicable to
 common shares                                       $(2,272,527)   $  400,698
                                                     ===========    ==========

Earnings (loss) per share of
  common stock                                       $    (0.315)   $   (0.056)
                                                     ===========    ==========